Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

Protalix BioTherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(o)
Fees to Be Paid	Equity	Preferred Stock	Rule 457(o)
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)
Fees to Be Paid	Equity	Warrants	Rule 457(o)
	Unallocated (Universal) Shelf					$45,995,739	0.00015310	$7,041.95
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)						S-3	333-264394	April 29, 2022
Carry Forward Securities	Equity	Preferred Stock	Rule 415(a)(6)						S-3	333-264394	April 29, 2022
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)						S-3	333-264394	April 29, 2022
Carry Forward Securities	Equity	Warrants	Rule 415(a)(6)						S-3	333-264394	April 29, 2022
	Unallocated (Universal) Shelf					$56,004,261.17			S-3	333-264394	April 29, 2022	$5,006.19 (2)

	Total Offering Amounts					$100,000,000.00		$7,041.95
	Total Fees Previously Paid							$—
	Total Fee Offsets							$—
	Net Fee Due							$7,041.95

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, debt securities and/or warrants of the Registrant as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants that provide for such conversion or exchange.
(2)

On April 20, 2022, the Registrant filed a registration statement on Form S-3 (Registration No. 333-264394), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered an indeterminate number of securities with an aggregate offering price not to exceed $100,000,000. In connection with the Prior Registration Statement, the Company paid a filing fee of $9,270.00. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), $56,004,261 of securities previously registered under the Prior Registration Statement which remain unsold as of the date of the filing of this registration statement (the “Unsold Securities”). The Registrant expects to carry forward to this registration statement $54,004,261 of the Unsold Securities (the “Carry Forward Securities”) pursuant to Rule 415(a)(6) under the Securities Act. Pursuant to Rule 415(a)(6), the registration fee of $5,006.19 associated with the offering of the Carry Forward Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Carry Forward Securities registered hereunder, and no additional filing fee is due with respect to the Carry Forward Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Carry Forward Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry Forward Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement, if any. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities will be deemed terminated as of the date of effectiveness of the Registration Statement.